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                                                                  EXHIBIT 10.36
                FOURTH AMENDMENT TO GENERAL CONTINUING GUARANTY



        THIS FOURTH AMENDMENT TO GENERAL CONTINUING GUARANTY (the "Amendment"), dated as of November 12, 1998, is entered into by and between DREYER'S GRAND ICE CREAM, INC. (the "Guarantor") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                    RECITALS

        A. The Guarantor and the Bank (as successor by merger to Security Pacific National Bank) are parties to a General Continuing Guaranty dated as of September 1, 1985, as amended by an Amendment and Waiver dated July 17, 1987 effective as of January 1, 1987, a second Amendment and Waiver dated December 25, 1987 and effective as of January 1, 1987, and a Third Amendment and Waiver dated as of January 9, 1991 (as in effect as of the date of this Amendment, the "Guaranty").

        B. The Guarantor and the Bank have agreed to certain amendments of the Guaranty as set forth in and subject to the terms of this Amendment.

        C. The Guarantor and the Bank are entering into this Amendment to evidence such agreement.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Guaranty.

2.  Amendments to Guaranty.

    (a)  Section 3 of the Guaranty is amended:

         (1) by inserting "(1)" before the current text of Section 3.

         (2) by inserting the following as new Subsections (2) through (8) to Section 3:

                     "(2) The Guarantor authorizes the Bank, without notice
               or demand and without affecting the Guarantor's liability hereunder, from time to time, either before or after revocation hereof, to renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the guaranteed indebtedness or any part thereof.

                     "(3) The Guarantor waives any defense arising by reason of any disability or other defense of the Debtor, or the cessation from any cause whatsoever of the

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               liability of the Debtor, or any claim that the Guarantor's obligations exceed or are more burdensome than those of the Debtor. Until the guaranteed indebtedness shall have been paid in full, the Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this guaranty, and the Guarantor waives any right to enforce any remedy which the Bank now has or may hereafter have against the Debtor and waives any benefit of and any right to participate in any security now or hereafter held by the Bank.

                     (4) The Guarantor understands and acknowledges that if the
               Bank forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing all or any part of the guaranteed indebtedness, that foreclosure could impair or destroy any ability that the Guarantor may have to seek reimbursement, contribution, or indemnification from the Debtor or others based on any right the Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantor under this guaranty. The Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of the Guarantor's rights, if any, may entitle the Guarantor to assert a defense to this guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this guaranty, the Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that the Guarantor will be fully liable under this guaranty even though the Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing all or any part of the guaranteed indebtedness; (ii) agrees that the Guarantor will not assert that defense in any action or proceeding which the Bank may commence to enforce this guaranty; (iii) acknowledges and agrees that the rights and defenses waived by the Guarantor in this guaranty include any right or defense that the Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Bank is relying on this waiver in creating or continuing the guaranteed indebtedness and amending this guaranty, and that this waiver is a material part of the consideration which the Bank is receiving for creating or continuing the guaranteed indebtedness and amending this guaranty.

                     (5) The Guarantor waives any rights and defenses available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code including, without limitation, (1) any defenses the Guarantor may have to its obligations under this guaranty by reason of an election of remedies by the Bank and (2) any rights or defenses the Guarantor may have by reason of protection afforded to the Debtor with respect to any of the guaranteed indebtedness pursuant


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               to the antideficiency or other laws of California limiting or discharging any of the guaranteed indebtedness, including, without limitation, Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                     (6) The Guarantor waives all rights and defenses arising out of an election of remedies by the Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the Debtor by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

                     (7) The Guarantor waives all rights and defenses, whether based in law or in equity, arising from or related to the antideficiency, security first, single action, or any other applicable laws limiting or discharging this guaranty or any of the guaranteed indebtedness, including, without limitation,
               Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing, the Guarantor waives all rights to have the fair market value of any security for a guaranteed obligation, or the size of any deficiency judgment, determined by a hearing pursuant to Section 580a of the California Code of Civil Procedure following a foreclosure or other disposition of such security, and waives all defenses arising from or related to such rights. Any controversy or claim between the Guarantor and the Bank regarding the foregoing shall be determined according to Paragraph (17) below regarding reference and arbitration.

                     (8) No provision or waiver in this guaranty shall be construed as limiting the generality of any other waiver contained in this guaranty."

     (b) The fifth line of Section 6 of the Guaranty is amended in its entirety to provide as follows:

               "contingent, determined or inchoate, whether the Debtor may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable, and this guaranty shall"

     (c) Section 8 of the Guaranty is amended as follows:

         (1)  by deleting the definitions of:

              (A)  Consolidated Current Assets
              (B)  Consolidated Current Liabilities
              (C)  Consolidated Total Liabilities
              (D)  Effective Consolidated Tangible Net Worth
              (E)  Fixed Charge Coverage


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         (2)   by adding the following definitions in the proper alphabetical locations:

                     "'attorneys' fees' means and includes all fees and
               disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel."

                     "'Credit Agreement' means the credit agreement entered into as of December 22, 1995 among Dreyer's Grand Ice Cream, Inc., the several financial institutions from time to time party to the Credit Agreement (collectively, the "Banks"), and ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent, and Bank of America National Trust and Savings Association, as Agent for the Banks, as in effect from time to time."

(d) Section 10 of the Guaranty is amended as follows:

           (1) by amending Subsection 10D in its entirety to provide as follows:

                     "10D. Incorporation of Certain Covenants by Reference to
               Credit Agreement. Reference is hereby made to the Credit Agreement and specifically, to the agreements and covenants contained in Sections 7.01; 7.03; 7.13; 7.14; 7.15; and 7.16 of
               the Credit Agreement, which agreements and covenants, together with any defined terms used therein, are hereby incorporated by reference with full force and effect as if set forth in full herein (collectively, the "Incorporated Provisions"), and provided, that each amendment, modification, or supplement to such Incorporated Provisions subsequent to the date of this Agreement shall automatically be deemed to be incorporated herein, without the requirement of any further action or approval by the parties hereto, and shall be of full force and effect; provided, however, that the termination of the Credit Agreement or the Incorporated Provisions, including, without limitation, due to the repayment of the indebtedness thereunder, shall have no effect on this Subsection for any purpose whatsoever, rather, the Incorporated Provisions, in the form in effect immediately prior to the termination of the Credit Agreement or the Incorporated Provisions, continuing to survive as so incorporated by reference herein."

           (2) by amending clauses (1), (2), and (3) of Subsection 10E in their entirety to provide as follows:

                     "(1) as soon as available, but not later than 100 days
               after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly, in all material


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               respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Guarantor's or any of its Subsidiary's records;"

                     "(2) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer (as defined in the Credit Agreement) as fairly presenting, in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Guarantor and its Subsidiaries;"

                     "(3) The Guarantor shall furnish to the Bank:

                             (a) concurrently with the delivery of the
               financial statements referred to in clause (1) of this Subsection, a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any event which is, or with the lapse of time or notice or both would be, an Event of Default, except as specified in such certificate;

                             (b) concurrently with the delivery of the
               financial statements referred to in clauses (1) and (2) of this Subsection, a Compliance Certificate (as defined in the Credit Agreement) executed by a Responsible Officer."

           (3) by adding the following as the last and unnumbered paragraph of the Section:

               "To the extent that the Bank has timely received from the Guarantor pursuant to the Credit Agreement, any reports, financial statements or certificates which are substantially similar to reports, financial statements or certificates required to be delivered pursuant to this Section, the Guarantor shall be deemed to have satisfied the delivery requirements of this Section with respect to each such item."

     (e) Section 11 of the Guaranty is deleted in its entirety.

     (f) Section 12 of the Guaranty is amended as follows:

         (1) By amending Section 12C in its entirety to provide as follows:

             "12C. Guarantor shall fail to pay when due any of its indebtedness to the Bank, including without limitation the loans or lines of credit evidenced by the Credit Agreement, and any such failure shall remain unremedied for 15 days, or fail to observe or


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         perform any term, covenant, or agreement set forth in the documents evidencing or relating to any such indebtedness."

         (2) Inserting the following as the last paragraphs of Section 12:

             "If any Event of Default occurs, the Bank:
             (A)  may declare an amount equal to the sum of:

                    (1) the maximum aggregate amount that is or at any time thereafter may become outstanding from the Debtor to the Bank under all letters of credit issued by the Bank for the account of the Debtor (whether or not any beneficiary under such letters of credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under any such letters of credit); plus

                    (2) the unpaid principal amount of all outstanding credit extended by the Bank to the Debtor plus all interest accrued and unpaid thereon; plus

                    (3) all other amounts owing or payable to the Bank by the Debtor "to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Guarantor. The Bank may elect, in its sole discretion to hold all or part of sums paid hereunder as cash collateral for such obligations, and

               (B) exercise on behalf of itself all rights and remedies
                   available to it under applicable law."


3. Representations and Warranties. The Guarantor hereby represents and warrants to the Bank as follows:

   (a) No event which is, or with the lapse of time or notice or both would be, an Event of Default (as defined in the Guaranty) has occurred and is continuing.

   (b) The execution, delivery and performance by the Guarantor of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Guaranty as amended by this Amendment constitutes the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

   (c) All representations and warranties of the Guarantor contained in the Guaranty are true and correct.

   (d) The Guarantor is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other Person.


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   (e) The Guarantor reaffirms and agrees that the Guaranty is in full force and effect, without defense, offset or counterclaim and applies to all indebtedness of the Debtor to the Bank, including but not limited to the obligations of the Debtor under that certain Letter of Credit Agreement dated as of September 1, 1985 (as modified by a consent and waiver and a waiver and amendment set forth in letters dated April 10, 1991 and October 29, 1991 from Security Pacific National Bank to the Debtor, a Third Amendment to Letter of Credit Agreement between the Debtor and the Bank dated as of July 19, 1995, and a Fourth
Amendment to Letter of Credit Agreement between the Debtor and the Bank dated as of July 16, 1996, and as in effect as of the date of this Amendment.)

4. Effective Date. This Amendment will become effective as of December 22, 1995 (the "Effective Date"), provided that each of the following conditions precedent is satisfied:

   (a) The Bank has received from the Guarantor a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Amendment.

   (b) The Bank has received from Manwell & Milton, counsel for the Guarantor, a favorable written opinion in form and substance acceptable to the Bank covering the matters in Paragraph 3(b) of this Amendment and such other matters as the Bank may reasonably request.

5. Reservation of Rights. The Guarantor acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

6.  Miscellaneous.

    (a) Except as herein expressly amended, all terms, covenants and provisions of the Guaranty are and shall remain in full force and effect and all references therein to such Guaranty shall henceforth refer to the Guaranty as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Guaranty.

    (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

    (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Guarantor shall bind the Guarantor with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the


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facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

    (d) This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in a writing signed by the Bank and the Guarantor.

    (e) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Guaranty, respectively.

    (f) The Guarantor covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.


               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.



                                            DREYER'S GRAND ICE CREAM, INC.


                                            By:    /s/ WILLIAM C. COLLETT
                                               --------------------------
                                            Name:  William C. Collett
                                            Title: Treasurer




                                            BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION



                                            By:    /s/ JAMES JOHNSON
                                               --------------------------
                                            Name:  James P. Johnson
                                            Title: Managing Director